UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 9, 2010, we distributed a Notice of Redemption to all holders of record of our outstanding 7.875% Series B Cumulative Redeemable Preferred Stock (par value $0.01 per share), or Series B Preferred Stock, regarding our redemption of all outstanding shares of our Series B Preferred Stock at a redemption price of $25.37734 per share. The redemption price is equal to the original issuance price of $25.00 per share, plus accrued and unpaid dividends up to but not including the redemption date, without interest. The redemption date will be December 10, 2010. From the redemption date forward, dividends on the 2,530,000 shares of Series B Preferred Stock, which are called for redemption, will no longer accrue and holders of shares of Series B Preferred Stock will have no rights as holders of such shares other than the right to receive the $25.37734 redemption price.

In accordance with ASC 260-10-S99, “Earnings per Share,” initial issuance costs totaling $2.7 million associated with this series of perpetual preferred stock will be recognized as a reduction of earnings in arriving at both net income available to common stockholders and funds from operations (FFO). We will record this charge in the fourth quarter of 2010.

The Notice of Redemption and related materials will be mailed on November 9, 2010 to holders of record of our Series B Preferred Stock. Questions about the Notice of Redemption and related materials should be directed to the redemption agent at:

By Mail or Overnight:	By Hand:

American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219

or at (877) 248-6417 or (718) 921-8317; or to Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, CA 94105, Attn: Investor Relations, telephone number (415) 738-6500. Requests for additional copies of the materials should be directed to American Stock Transfer & Trust Company, LLC.

Forward-Looking Statements

This report contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the redemption of our Series B Preferred Stock. These risks and uncertainties include, among others, the following: the impact of the recent deterioration in global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; increased interest rates and operating costs; our failure to repay debt when due or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully operate acquired or redeveloped properties; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development or redevelopment of properties; decreased rental rates or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

	By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and Assistant Secretary

Date: November 9, 2010